SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On November 7, 2005, the Compensation Committee of SoftBrands approved severance pay agreements for Ralf Suerken, its Senior Vice President and General Manager of Manufacturing Software Operations, and Steven J. Van Tassel, its Senior Vice President and General Manager of our Hospitality Software Operations.  The severance agreements, which are substantially identical, provide special severance benefits if the executive is terminated without cause, or resigns for “good reason,” within one year after a change of control of SoftBrands.  The severance benefits include salary, vacation pay and bonus through the date of termination (assuming achievement of plan for the full year for purposes of calculating pro rata bonus), and an additional severance payment equal to six months salary.  The severance agreements also provide that upon such a termination, all of the options held by the executive will become fully vested and exercisable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 9, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary